Exhibit 99.3

HUDSON IT

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31,
	2015	2014
Revenues	$7,503	$9,295
Direct costs	5,729	7,077

Gross profit	1,774	2,218
Operating expenses:
Selling, general and administrative expenses	1,931	1,974
Depreciation and amortization	6	11

Total operating expenses	1,937	1,985

Income (loss) before provision for income taxes	(163)	233
Provision for income taxes	7	92

Net income (loss)	$(170)	$141

HUDSON IT

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Accounts receivable, less allowance for doubtful accounts of $301 and $205, respectively	$4,652	$4,165
Prepaid and other current assets	87	155
Deferred income taxes	312	312

Total current assets	5,051	4,632
Property and equipment, net	—	18
Other assets	72	122

Total assets	$5,123	$4,772

LIABILITIES AND PARENT’S EQUITY IN DIVISION
Current liabilities:
Accounts payable	$1,229	$1,422
Accrued expenses and other current liabilities	488	693
Deferred revenue	156	257

Total current liabilities	1,873	2,372
Other non-current liabilities	4	3

Total liabilities	1,877	2,375
Parent’s equity in division	3,246	2,397

Total liabilities and parent’s equity in division	$5,123	$4,772

HUDSON IT

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$(170)	$141
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	6	11
Loss on disposal of property and equipment	12	30
Provision for doubtful accounts	96	58
Working capital items:
Accounts receivable	(583)	(48)
Prepaid and other assets	118	223
Accounts payable	(193)	(92)
Accrued expenses and other liabilities	(204)	(119)
Deferred revenue	(101)	(16)

Net cash flows provided by operating activities	(1,019)	188

FINANCING ACTIVITIES:
Distribution to parent, net	1,019	(188)

Net cash flows used in financing activities	1,019	(188)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

HUDSON IT

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2015 AND 2014

(unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Hudson Global, Inc. (“Hudson”) entered into an agreement (the “Agreement”) to sell its Hudson Information Technology (US) business (“US IT”) to Mastech, Inc. for $17 million in cash at closing less the amount of deferred revenues relating to US IT. The agreement provides that Hudson will retain all of US IT’s working capital and pre-closing liabilities.

US IT is a domestic division of Hudson specializing in providing customers with information technology permanent recruitment and temporary contracting solutions. Permanent recruitment is offered on a contingent basis. In temporary contracting, US IT provides a range of project management, interim management and professional contract staffing services. These services draw upon a combination of specialized recruiting and project management competences to deliver a wide range of solutions. US IT employed professionals are placed with client organizations for a defined period of time based on a client’s specific business need.

The financial statements have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange commission. The accompanying financial statements have been prepared on a “carve-out” basis from Hudson’s accounts and reflect the historical accounts directly attributable to US IT together with allocations of costs and expenses from Hudson. The financial statements include allocations that management believes are reasonable and appropriate in the circumstance, since certain shared costs were not historically included in US IT. These allocations may not be indicative of the actual costs that would have been incurred during the periods presented had US IT historically operated as a separate, stand-alone entity.

US IT historically has been managed and operated in the normal course of business by Hudson along with other Hudson affiliates. While many of the customer-facing components of US IT are separate, many of the back office functions are shared between US IT and Hudson operations in the United States of America (“U.S.”). Accordingly, certain shared costs have been allocated to US IT. Management believes the allocation methodologies used are reasonable; however, the expenses may not be indicative of the actual expenses that would have been incurred during the periods presented had US IT historically operated as a separate, stand-alone entity.

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. Hudson’s net investment in US IT (“parent’s equity in division”) is shown in lieu of stockholders’ equity in the financial statements. Parent’s equity in division represents cumulative earnings of US IT offset by cash distributions in excess of amounts charged by Hudson for allocated costs and income taxes.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of carve-out financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out financial statements. Such estimates also affect the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from estimates under different assumptions or conditions. Also, certain amounts in the accompanying carve-out financial statements have been allocated in a way that management believes is reasonable and consistent in order to depict the historical financial position, statement of earnings, and cash flows of US IT on a stand-alone basis. Actual results could differ materially from those estimates under difference assumptions or conditions.

Revenue Recognition

US IT recognizes revenue for temporary services at the time services are provided. Temporary contracting revenue is reported on a gross basis when US IT acts as the principal in the transaction and is at risk for collection in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 605-45, “Overall Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent.” US IT’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost.

US IT recognizes revenue for permanent placements based on the nature of the fee arrangement. Revenue generated when US IT permanently places an individual with a client on a contingent basis is recorded at the time of acceptance of employment, net of an allowance for estimated fee reversals.

ASC 605-45-50-3 and ASC 605-45-50-4, “Taxes Collected from Customers and Remitted to Governmental Authorities,” provide that the presentation of taxes on either a gross basis (included in revenue and expense) or net basis (excluded from revenue) is an accounting policy decision. US IT collects various taxes assessed by governmental authorities and records these amounts on a net basis.

Selling, General and Administrative Expenses

Included in selling, general and administrative expenses are salaries and related expenses, office and general expenses and allocated expenses from Hudson. Salaries and related expenses include the salaries, commissions, payroll taxes and employee benefits related to recruitment professionals, executive level employees, administrative staff and other employees of US IT who are not temporary contractors. Office and general expenses include occupancy, equipment leasing and maintenance, utilities, travel expenses, professional fees and provision for doubtful accounts.

Income Taxes

Earnings from US IT’s operations are subject to tax in various jurisdictions within the U.S. US IT accounts for income taxes in accordance with ASC 740, “Income Taxes”. This standard establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities. It requires an asset and liability approach for financial accounting and reporting of income taxes. US IT’s operations are included in the various Hudson’s consolidated or combined tax returns. For purposes of these financial statements, US IT has determined its U.S. income tax provision as if it were filing a separate single U.S. tax return. The state income tax provision was determined as if US IT filed as a single entity. Accrued U.S. federal and state income tax balances are treated as settled as of the end of each year with Hudson. As such, they are included in net parent investment in the accompanying balance sheets.

Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Accounts Receivable

US IT’s accounts receivable balances are composed of billed and unbilled receivables. US IT maintains an allowance for doubtful accounts and makes ongoing estimates as to the ability to collect on the various receivables. If US IT determines that the allowance for doubtful accounts is not adequate to cover estimated losses, an expense to provide for doubtful accounts is recorded in selling, general and administrative expenses. If an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts. Management’s assessment and judgment are vital requirements in assessing the ultimate realization of these receivables, including the current credit-worthiness, financial stability and effect of market conditions on each customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight line method over the following estimated useful lives:

Years
Furniture and equipment	3 - 8
Capitalized software costs	3 - 5
Computer equipment	2 - 5

Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term. The amortization periods of material leasehold improvements are estimated at the inception of the lease term.

Concentration of Credit Risk

US IT’s revenue is earned from information technology temporary contracting and permanent recruitment services provided to customers in a variety of sectors in North America. The following table presents customers with revenues greater than 10% of US IT’s total revenues for the three months ended March 31, 2015 and 2014:

	Years Ended March 31,
	2015	2014
Blue Cross Blue Shield	14.9%	21.9%
Depository Trust & Clearing Corp	11.1%	—
ArcelorMittal	10.4%	—

NOTE 3 – INCOME TAXES

Income Tax Provision

US IT’s operations are part of Hudson and are included in certain of Hudson’s consolidated income tax returns. The tax provisions have been prepared on a standalone basis, as if US IT is a separate entity under common ownership. US IT is included in Hudson’s consolidated income tax returns filed for federal and, where applicable, state tax purposes. As a result US IT makes no direct payment of U.S. federal or state income taxes. U.S. federal and state income taxes are assumed to be settled by December 31 of the respective year.

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The Company believes that it is not more likely than not that the net operating loss generated in the three months ended March 31, 2015 will be realized and accordingly, the Company has recorded a full valuation allowance. Certain state tax expense was applicable to both periods presented based on various state tax requirements and was recorded as an income tax expense.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Leases

US IT leases facilities and equipment under operating leases that expire at various dates through 2016. Some of the operating leases provide for increasing rents over the term of the lease. Total rent expense under these leases is recognized ratably over the lease terms. As of March 31, 2015, future minimum lease commitments under non-cancelable operating leases were not material.

Rent and related expenses for operating leases of facilities and equipment recorded under the caption “Selling, general and administrative expense” in the accompanying statements of earnings were $55,000 and $56,000 for the three months ended March 31, 2015 and 2014, respectively.

Litigation and Complaints

US IT is subject, from time to time, to various claims, lawsuits, contracts disputes and other complaints from, for example, clients, candidates, suppliers, landlords for both leased and subleased properties, former and current employees, and regulators or tax authorities arising in the ordinary course of business. US IT routinely monitors claims such as these, and records provisions for losses when the claim becomes probable and the amount due is estimable. Although the outcome of these claims cannot be determined, US IT believes that the final resolution of these matters will not have a material adverse effect on US IT’s financial condition, results of operations or liquidity.

NOTE 5 – SUBSEQUENT EVENTS

On June 15, 2015, Hudson completed the sale of substantially all of the assets (excluding working capital) of US IT to Mastech, Inc.